UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007 (August 15, 2007)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 15, 2007, Xfone, Inc. (the “Registrant”), Swiftnet Limited, our wholly owned U.K.-based subsidiary (Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. The purchase price for the shares is £810,917.64 (approximately $1,616,158), payable as follows: £500,000 (approximately $996,500) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $619,658), is payable in monthly installments beginning in September 2007 and continuing through March 2008.

In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,694,050) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares.  The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty.

As a result of the terms of the transaction, Mr. Kirschner will no longer serve as Auracall’s Managing Director or as a member of its board of directors.

The Share Purchase Agreement and the Inter-Company Loan Agreement are attached hereto as Exhibits 10.104 and 10.105, respectively, and are incorporated herein by reference.  The Registrant also announced earlier today the acquisition by press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 15, 2007, the Registrant, Swiftnet, and Dan Kirschner entered into a definitive Share Purchase Agreement, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. The purchase price for the shares is £810,917.64 (approximately $1,616,158), payable as follows: £500,000 (approximately $996,500) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $619,658), is payable in monthly installments beginning in September 2007 and continuing through March 2008.

In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,694,050) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares.  The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty.

As a result of the terms of the transaction, Mr. Kirschner will no longer serve as Auracall’s Managing Director or as a member of its board of directors.

The Share Purchase Agreement and the Inter-Company Loan Agreement are attached hereto as Exhibits 10.104 and 10.105, respectively, and are incorporated herein by reference.  The Registrant also announced earlier today the acquisition by press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Registrant, with the assistance of its independent auditors and attorneys, is currently analyzing Auracall’s financial statements to determine whether the acquisition is “significant” from an accounting perspective. In the event that it determines that the acquisition is “significant” the Registrant will file the required financial statements within the applicable time period.

The foregoing summary of the agreements and transactions described above is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
10.104	Share Purchase Agreement dated August 15, 2007, by and between Dan Kirschner, as Seller, Swiftnet Limited, as Buyer, and Xfone, Inc.
10.105	Inter-Company Loan Agreement dated August 15, 2007, by and between Auracall Limited, as Lender, and Swiftnet Limited, as Borrower.
99.1	Press Release of Xfone, Inc. dated August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2007	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.104	Share Purchase Agreement dated August 15, 2007 by and between Dan Kirschner, as Seller, Swiftnet Limited, as Buyer, and Xfone, Inc.
10.105	Inter-Company Loan Agreement dated August 15, 2007 by and between Auracall Limited, as Lender, and Swiftnet Limited, as Borrower.
99.1	Press Release of Xfone, Inc. dated August 15, 2007.